EXHIBIT 23.2
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[GRAPHIC OMITTED]

KPMG LLP
Chartered Accountants                           Telephone (416) 228-7000
Yonge Corporate Centre                          Telefax   (416) 228-7123
4100 Yonge Street, Suite 200                    www.kpmg.ca
North York, ON M2P 2H3




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors
Vasogen Inc.


We consent to the incorporation by reference in the registration statement in respect of Vasogen Inc.'s Employee Stock Option Plan - 2003 on Form S-8 of Vasogen Inc. dated April 21, 2005 of our reports dated January 7, 2005, relating to the consolidated balance sheets of Vasogen Inc. as at November 30, 2004 and 2003, and the related consolidated statements of operations and deficit and cash flows for each of the years in the three-year period ended November 30, 2004 and for the period from December 1, 1987 to November 30, 2004, and Comments by Auditors for United States Readers on Canada-United States Reporting Difference, which reports appear in the Form 6-K of Vasogen Inc. dated January 19, 2005.


/s/ KPMG LLP

Toronto, Canada
April 21, 2005